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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Premier World Portfolio--1, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-19655 of our opinion dated October 19, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 10, 1999